EXHIBIT 4.1
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                                                                  EXECUTION COPY

                 FIRST AMENDMENT TO THE NOTE PURCHASE AGREEMENT

                  FIRST AMENDMENT, dated as of July 1, 2003 (the "First Amendment"), to the Note Purchase Agreement, dated as of August 10, 2001 (the "Note Purchase Agreement"), by and among Cascade Investment LLC, a Washington limited liability company ("Buyer"), Gabelli Asset Management Inc., a New York corporation ("Seller"), Mario J. Gabelli ("Gabelli"), Gabelli Group Capital Partners, Inc., a New York corporation ("Gabelli Group") and Rye Holdings, Inc., a New York corporation ("Rye Holdings") and Rye Capital Partners, Inc. (collectively with Gabelli, the Gabelli Group and Rye Holdings, the "Gabelli Stockholders" ). All capitalized terms used but not defined herein which are defined in the Note Purchase Agreement (or in the Note, as defined therein) shall have the meanings assigned to such terms in such agreement.

                                    RECITALS

                  A. The parties hereto desire to amend the Note Purchase Agreement and the Note in the manner set forth below.

                  B. Except as amended below, the Note Purchase Agreement, Registration Rights Agreement and the Note (collectively, the "Transaction Documents") shall remain in full force and effect as they were prior to this First Amendment.

                  NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereto agree as follows:

                  1. Amendment of the Note. The parties hereto hereby amend the Note so that from and after August 14, 2003 until Maturity, (i) the interest rate shall be 5.00% per annum, (ii) the Conversion Price will decrease by $1.00 from what it was immediately prior to the execution and delivery of this First Amendment and (iii) the Exercise Date shall become August 14, 2004 (collectively, the "Note Amendments"). Concurrently with the execution and delivery of this First Amendment, the Seller is delivering to Buyer, in exchange for the duly executed original Note, a duly executed amended Note in the form of Exhibit A here, which is identical to the original Note in all respects except that it gives effect to the Note Amendments. The parties agree that the amended
Note is a replacement of the original Note and evidences the same debt, and is entitled to the same benefits as, the original Note except to the extent otherwise provided by the Note Amendments. The parties also agree that neither this First Amendment nor the amended Note shall affect any rights or obligations under the Note Purchase Agreement or Note with respect to any periods, acts, omissions or circumstances which occurred prior to the date of this First Amendment. From and after the execution and delivery of this First Amendment, all references in the Transaction Documents to the Note shall be deemed to be references to the Note as amended by the Note Amendments.

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                  2. Letter of Credit. Concurrently with the execution and
delivery of this First Amendment, the Seller is delivering to Buyer an amendment to the Letter of Credit duly executed by the Letter of Credit Issuer which (i) extends the expiration date of the Letter of Credit until August 22, 2004 and
(ii) decreases the Letter of Credit amount so that the aggregate amount available thereunder shall not exceed $102,500,000.00 (the "Letter of Credit Amendments"). From and after the execution and delivery of this First Amendment, all references in the Transaction Documents to the Letter of Credit shall be deemed to be references to the Letter of Credit as amended by the Letter of Credit Amendments.

                  3. References to Agreement. From and after the execution and delivery of this First Amendment, all references in the Transaction Documents to the Agreement shall be deemed to be references to the Agreement as amended by this First Amendment.

                  4. Amendment to Registration Rights Agreement. To the extent provided herein, this First Amendment shall be an amendment of the Registration Rights Agreement.

                  5. Miscellaneous. Sections 2.1.1, 2.1.4, 2.1.5, and 6 of the Note Purchase Agreement are incorporated herein by reference, MUTANDIS MUTANDI, with all references therein to any of the Transaction Documents being changed to refer solely to this First Amendment.


         (THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK)

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           SIGNATURE PAGE - FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT

NOTICE: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first mentioned above.

SELLER:                                      BUYER:

GABELLI ASSET MANAGEMENT INC.                CASCADE INVESTMENT LLC


BY:                                          BY:
   --------------------------------             --------------------------------

GABELLI STOCKHOLDERS:

-----------------------------------
MARIO J. GABELLI


GABELLI GROUP CAPITAL PARTNERS, INC.


BY:
   --------------------------------

RYE HOLDINGS, INC.


BY:
   --------------------------------

RYE CAPITAL PARTNERS, INC.


BY:
   --------------------------------

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                                                                       EXHIBIT A



                       FORM OF CONVERTIBLE PROMISSORY NOTE




















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